Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports 2010 Second Quarter Operating Results

•	Net revenue for the quarter ended June 30, 2010 increased by 3.3% as compared to the prior year quarter

•	Net revenue for the radio stations (Radio Markets segment) for the three months ended June 30, 2010 increased 5.3% as compared to the prior year quarter

•

Operating income for the second quarter of 2010 was $56.0 million compared to an operating loss of $944.1 million for the same period in 2009, which reflected asset impairment charges of $985.7 million. Excluding the asset impairment charges, operating income in the second quarter of 2010 increased by $14.4 million or 34.6%

•	EBITDA was $72.5 million for the second quarter of 2010 compared to $58.4 million for the second quarter of 2009, a $14.1 million increase, or 24.1%.

Las Vegas, Nevada –August 16, 2010 – Citadel Broadcasting Corporation (the “Company”) today reported certain results for the quarter and six months ended June 30, 2010.

Farid Suleman, Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company’s continued focus on profitable programming and the improvement in the overall economic environment in the radio industry has resulted in increases to revenues in the first half of the year. The higher revenues were primarily driven by an improvement of approximately 5.4% at our Radio Markets segment. In addition, the Company has been able to simultaneously reduce operating expenses, resulting in an EBITDA growth of over 24% for the first half of 2010.”

The discussion and analysis below of the Company’s results for the quarter and six months ended June 30, 2010 combines the results of the Company in 2010 prior to the emergence of bankruptcy through May 31, 2010 (the “Predecessor”), with the results of the Company post emergence from bankruptcy, from June 1, 2010 through June 30, 2010 (the “Successor”). This presentation is not in accordance with accounting principles generally accepted in the United States; however, the Company believes the combined results allow for a comparison of the of the three and six months ended June 30, 2010, both Predecessor and Successor, to the three and six months ended June 30, 2009 of the Predecessor. For more information regarding the Predecessor and Successor results, please see the Company’s Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2010.

	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)
Net revenue	$194,423	$188,061
Operating income (loss)	55,983	(944,080)
Segment operating income	77,795	63,939

	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)
Net revenue	$359,451	$346,952
Operating income (loss)	93,120	(929,841)
Segment operating income	127,531	95,325

Net revenue for the second quarter of 2010 was $194.4 million as compared to $188.1 million for the second quarter of 2009, an increase of $6.3 million, or 3.3%. This increase was due to an $8.3 million revenue increase, or 5.3%, at our Radio Markets segment, slightly offset by a $1.8 million revenue decrease at our Radio Network segment. The increase in revenue at our Radio Markets segment is primarily due to increases in both national and local advertising. Generally, our stations in larger metropolitan markets performed better than those stations in medium to small metropolitan markets. Our stations in Los Angeles, CA, Detroit, MI, Little Rock, AR and Birmingham, AL showed significant revenue growth, while revenues at our Dallas, TX, New York, NY, Salt Lake City, UT and Knoxville, TN stations were lower when compared to the prior year quarter.

Operating income for the second quarter of 2010 was $56.0 million compared to an operating loss of $944.1 million in the corresponding 2009 period, which reflected asset impairment charges of $985.7 million. Excluding the asset impairment charges, operating income in the second quarter of 2010 increased by $14.4 million, or 34.6%.

Segment operating income (a non-GAAP financial measure generally defined as operating income (loss) adjusted to exclude depreciation and amortization, asset impairment charges, stock-based compensation, corporate general and administrative expenses, local marketing agreement fees, and other, net) was $77.8 million for the second quarter of 2010, compared to $63.9 million for the second quarter of 2009. This increase of $13.9 million, or 21.8%, was due to a $10.6 million increase at our Radio Markets segment and a $3.2 million increase at our Radio Network segment.

EBITDA (a non-GAAP financial measure, which we define as segment operating income less corporate general and administrative expenses, exclusive of non-cash stock compensation) was $72.5 million for the second quarter of 2010 compared to $58.4 million for the second quarter of 2009, a $14.1 million increase, or 24.1%.

As of June 30, 2010, the Company’s total borrowings were $762.5 million and cash on hand was approximately $87 million as compared to outstanding debt of approximately $2.1 billion and cash on hand of approximately $28 million as of June 30, 2009. The Company recently received credit ratings of BB+ and stable outlook from Standard & Poor’s and Ba2 and stable outlook from Moody’s on its term loan facility of $762.5 million.

Segment Results

The table below presents net revenue and segment operating income for the Company for the three and six months ended June 30, 2010 and 2009.

	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Net revenue:
Radio Markets	$164,498	$156,158
Radio Network	31,183	32,964
Eliminations	(1,258)	(1,061)

Net revenue	$194,423	$188,061

Segment operating income:
Radio Markets	$72,137	$61,510
Radio Network	5,658	2,429

Segment operating income	$77,795	$63,939

	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Net revenue:
Radio Markets	$302,641	$287,089
Radio Network	59,242	61,938
Eliminations	(2,432)	(2,075)

Net revenue	$359,451	$346,952

Segment operating income:
Radio Markets	$118,520	$97,197
Radio Network	9,011	(1,872)

Segment operating income	$127,531	$95,325

Bankruptcy Proceedings

On December 20, 2009, the Company and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In connection with the Chapter 11 cases, on February 3, 2010, the Debtors filed with the Court a proposed joint plan of reorganization and a related disclosure statement pursuant to Chapter 11 of the Bankruptcy Code. On March 15, 2010, the Debtors filed with the Court a first modified joint plan of reorganization and on May 10, 2010, the Debtors filed a second modified joint plan of reorganization (as modified, the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code. On May 19, 2010, the Bankruptcy Court entered an order confirming the Plan, and on May 26, 2010, the Federal Communications Commission granted the long form applications for transfer of control of the Company’s FCC licenses to the new stockholders of the Successor. On June 3, 2010 (the “Effective Date”), the Debtors consummated their reorganization and the Plan became effective. The distribution of securities of the Company under the Plan was made on the Effective Date.

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 58 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

This press release, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts and leases that are critical to its operations; (iv) the potential adverse impact of the chapter 11 cases on the Company’s liquidity, results of operations and business relations; (v) the ability of the Company to execute its business plans and strategy; (vi) the ability of the Company to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; (viii) increased competition in the radio broadcasting industry; (ix) the impact of current or pending legislation and regulation, antitrust considerations, and pending or future litigation or claims; (x) changes in the financial markets; (xi) fluctuations in interest rates; (xii) changes in market conditions that could impair the Company’s goodwill or intangible assets; (xiii) changes in governmental regulations; (xiv) changes in policies or actions or in regulatory bodies; (xv) changes in uncertain tax positions and tax rates; (xvi) changes in capital expenditure requirements; and (xvii) those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the second quarter of 2010 filed with the SEC on August 16, 2010.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Reconciliation of Segment Operating Income and EBITDA to Operating Income or Loss

The following table sets forth the Company’s segment operating income and EBITDA for the quarter and six months ended June 30, 2010 and 2009. The Company defines “segment operating income” as operating income (loss) adjusted to exclude the following amounts included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, local marketing agreement fees, and other, net. The Company defines “EBITDA” as segment operating income less corporate general and administrative expenses, exclusive of non-cash stock compensation.

Segment operating income and EBITDA, among other things, are used by the Company’s management, including its Chief Executive Officer (its chief operating decision-maker), to evaluate the Company’s operating performance, to value prospective acquisitions, and as the basis of incentive compensation targets for certain management personnel. In addition, these measures are among the primary measures used by management, including its Chief Executive Officer, for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), these measures should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and EBITDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and EBITDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs.

Segment operating income and EBITDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and EBITDA exclude certain financial information compared with operating income or loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of segment operating income and EBITDA to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Segment operating income:
Radio Markets	$72,137	$61,510
Radio Network	5,658	2,429

Total segment operating income	77,795	63,939

Less:
Corporate general and administrative, excluding related portion of stock-based compensation	(5,319)	(5,584)

EBITDA	72,476	58,355

Less:
Local marketing agreement fees	(286)	(248)
Asset impairment and disposal charges	—	(985,653)
Stock-based compensation expense	(1,236)	(5,333)
Depreciation and amortization	(13,102)	(10,211)
Other, net	(1,869)	(990)

Total operating income (loss)	$55,983	$(944,080)

	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Segment operating income:
Radio Markets	$118,520	$97,197
Radio Network	9,011	(1,872)

Total segment operating income	127,531	95,325

Less:
Corporate general and administrative, excluding related portion of stock-based compensation	(10,152)	(10,420)

EBITDA	117,379	84,905

Less:
Local marketing agreement fees	(555)	(511)
Asset impairment and disposal charges	—	(985,653)
Stock-based compensation expense	(1,880)	(7,114)
Depreciation and amortization	(19,957)	(20,471)
Other, net	(1,867)	(997)

Total operating income (loss)	$93,120	$(929,841)

Reconciliation of Predecessor and Successor Periods

The following tables provide reconciliations of the Predecessor and Successor components of certain operating results for the three and six month periods ended June 30, 2010. The tables above combine the results of the Predecessor and Successor periods in 2010, which is not in accordance with GAAP, but which the Company believes is useful for management and investors to assess the Company’s ongoing financial and operational performance and trends.

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from April 1, 2010 through May 31, 2010 (Predecessor)	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)
Net revenue	$64,027	$130,396	$194,423	$188,061
Operating income (loss)	13,984	41,999	55,983	(944,080)
Segment operating income	25,481	52,314	77,795	63,939

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from January 1, 2010 through May 31, 2010 (Predecessor)	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)
Net revenue	$64,027	$295,424	$359,451	$346,952
Operating income (loss)	13,984	79,136	93,120	(929,841)
Segment operating income	25,481	102,050	127,531	95,325

Segment Results

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from April 1, 2010 through May 31, 2010 (Predecessor)	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Net revenue:
Radio Markets	$55,529	$108,969	$164,498	$156,158
Radio Network	8,918	22,265	31,183	32,964
Eliminations	(420)	(838)	(1,258)	(1,061)

Net revenue	$64,027	$130,396	$194,423	$188,061

Segment operating income:
Radio Markets	$24,497	$47,640	$72,137	$61,510
Radio Network	984	4,674	5,658	2,429

Segment operating income	$25,481	$52,314	$77,795	$63,939

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from January 1, 2010 through May 31, 2010 (Predecessor)	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Net revenue:
Radio Markets	$55,529	$247,112	$302,641	$287,089
Radio Network	8,918	50,324	59,242	61,938
Eliminations	(420)	(2,012)	(2,432)	(2,075)

Net revenue	$64,027	$295,424	$359,451	$346,952

Segment operating income:
Radio Markets	$24,497	$94,023	$118,520	$97,197
Radio Network	984	8,027	9,011	(1,872)

Segment operating income	$25,481	$102,050	$127,531	$95,325

Reconciliation of Segment Operating Income to Operating Income or Loss

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from April 1, 2010 through May 31, 2010 (Predecessor)	Three Months Ended June 30, 2010 (Predecessor & Successor)	Three Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Segment operating income:
Radio Markets	$24,497	$47,640	$72,137	$61,510
Radio Network	984	4,674	5,658	2,429

Total segment operating income	25,481	52,314	77,795	63,939

Less:
Corporate general and administrative, excluding related portion of stock-based compensation	(1,792)	(3,527)	(5,319)	(5,584)

EBITDA	23,689	48,787	72,476	58,355

Less:
Local marketing agreement fees	(100)	(186)	(286)	(248)
Asset impairment and disposal charges	—	—	—	(985,653)
Stock-based compensation expense	—	(1,236)	(1,236)	(5,333)
Depreciation and amortization	(8,592)	(4,510)	(13,102)	(10,211)
Other, net	(1,013)	(856)	(1,869)	(990)

Total operating income (loss)	$13,984	$41,999	$55,983	$(944,080)

	Period from June 1, 2010 through June 30, 2010 (Successor)	Period from January 1, 2010 through May 31, 2010 (Predecessor)	Six Months Ended June 30, 2010 (Predecessor & Successor)	Six Months Ended June 30, 2009 (Predecessor)
	(In thousands)

Segment operating income:
Radio Markets	$24,497	$94,023	$118,520	$97,197
Radio Network	984	8,027	9,011	(1,872)

	25,481	102,050	127,531	95,325

Less:
Corporate general and administrative, excluding related portion of stock-based compensation	(1,792)	(8,360)	(10,152)	(10,420)

EBITDA	23,689	93,690	117,379	84,905

Less:
Local marketing agreement fees	(100)	(455)	(555)	(511)
Asset impairment and disposal charges	—	—	—	(985,653)
Stock-based compensation expense	—	(1,880)	(1,880)	(7,114)
Depreciation and amortization	(8,592)	(11,365)	(19,957)	(20,471)
Other, net	(1,013)	(854)	(1,867)	(997)

Total operating income (loss)	$13,984	$79,136	$93,120	$(929,841)

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670